EXHIBIT 99.1

Power Integrations Reports First-Quarter Financial Results

            Net Revenues for the Quarter Were $40.3 Million

      Non-GAAP Gross Margin Was 52.4 Percent; Non-GAAP Earnings Were
                             $0.14/Share

SAN JOSE, Calif., April 23, 2009 (GLOBE NEWSWIRE) -- Power Integrations (Nasdaq:POWI), the leader in high-voltage integrated circuits for energy-efficient power conversion, today announced financial results for the quarter ended March 31, 2009.

Net revenues for the quarter were $40.3 million, down 22 percent from the first quarter of 2008 and down five percent from the fourth quarter of 2008. Under generally accepted accounting principles (GAAP), net income for the first quarter was $0.4 million, or $0.01 per share, compared with net income of $7.2 million, or $0.22 per diluted share, in the year-ago quarter and a net loss of $20.7 million, or $0.72 per share, in the fourth quarter of 2008. GAAP gross margin for the first quarter was 52.0 percent.

In addition to its GAAP results, the company provided certain non-GAAP measures that exclude stock-based compensation expenses, an asset-impairment charge recognized in the fourth quarter of 2008, and the tax effects of these items. Non-GAAP net income for the first quarter of 2009 was $3.9 million, or $0.14 per diluted share, compared with $10.6 million, or $0.33 per diluted share, in the year-ago quarter and $4.6 million, or $0.15 per diluted share, in the fourth quarter of 2008. Non-GAAP gross margin for the first quarter was 52.4 percent.

Commented Balu Balakrishnan, president and CEO of Power Integrations: "Orders for our products improved as the quarter progressed, including a higher-than-normal level of turns orders, resulting in first-quarter revenues well above our original expectations. We also delivered a higher-than-expected gross margin and decreased our operating expenses significantly."

"While the economic downturn continues to weigh on end-market demand, we remain focused on increasing penetration of our core markets while expanding into new markets such as LED lighting and high-power," continued Balakrishnan. "Design activity remains robust despite the economy, and we are seeing an unprecedented level of focus on energy-efficiency among our customers. Regulatory efficiency specifications continue to tighten, and more manufacturers are now designing products that exceed the required levels of efficiency. We believe our EcoSmart(r) energy-efficiency technology gives us a significant competitive advantage in this environment."

"Given the volatility and short-term nature of recent order patterns, projecting future revenues remains challenging," Balakrishnan added. "While business has picked up significantly since the end of 2008, orders have moderated somewhat following a strong surge in the latter part of March, and we remain cautious about the outlook for end-market demand in light of the weak global economy. Taking these factors into consideration, our current expectation is that our revenues for the second quarter will be between $39 million and $43 million."

Additional Highlights

 * Power Integrations repurchased 0.9 million shares during the first quarter for $18 million, completing the $50 million repurchase program announced in October 2008. From February 2008 through
   February 2009, the company repurchased an aggregate of 4.9 million shares for $100 million.  Weighted-average shares outstanding for the first quarter of 2009 were 28.2 million, compared with 32.1 million for the first quarter of 2008.
 * The company will pay a quarterly dividend of $0.025 per share on
   June 30, 2009 to stockholders of record as of May 29, 2009.
 * In February Power Integrations announced that it had achieved a settlement in its patent litigation against BCD Semiconductor.
   Under the terms of the settlement, BCD accepted a court order prohibiting the sale in the United States of the products involved in the lawsuit, and forbidding the sale of these products for use in end products destined for the U.S. market.
 * Power Integrations was issued 11 U.S. patents and 7 foreign patents during the first quarter, and now has a total of 257 U.S. and 145 foreign patents.

Second-Quarter Outlook

The company expects its revenues for the second quarter of 2009 to be between $39 million and $43 million. GAAP gross margin is expected to be 48 to 50 percent, including an impact of approximately half a percentage point from stock-based compensation. Second-quarter operating expenses are expected to be between $18 million and $19 million, including approximately $3 million of stock-based compensation expenses and $1 million of patent-litigation expenses.

Conference Call at 1:30 pm Pacific Time

Power Integrations management will hold a conference call today at 1:30 pm Pacific time. Members of the investment community can join the call by dialing 1-877-719-9789 from within the United States or 1-719-325-4807 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations is the leading supplier of high-voltage analog integrated circuits used in energy-efficient power conversion. The company's innovative technology enables compact, energy-efficient power supplies in a wide range of electronic products, in AC-DC, DC-DC and LED lighting applications. Since its introduction in 1998, Power Integrations' EcoSmart energy-efficiency technology has saved an estimated $3.4 billion of standby energy waste and prevented millions of tons of CO2 emissions. The company's Green Room web site provides a wealth of information about "energy vampires" and the issue of standby energy waste, along with a comprehensive guide to energy-efficiency standards around the world. Reflecting the environmental benefits of EcoSmart technology, Power Integrations is included in clean-technology stock indices sponsored by the Cleantech Group (Amex: CTIUS) and Clean Edge (Nasdaq:CELS). For more information, please visit www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes expenses (and the related tax effects thereof) recorded under SFAS 123R, "Share-based Payment," as well as non-recurring, non-cash charges for the write-down of intangible assets. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company's compensation mix, and will continue to result in significant expenses in the company's GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, acquisitions and other activity resulting in the creation of intangible assets are a part of the company's business activities, and the write-down or write-off of such assets due to reductions in their estimated value is not reflected in the non-GAAP measures. Also, other companies, including other companies in Power Integrations' industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company's projected second-quarter 2009 financial performance and the competitive advantages created by its energy-efficiency technology are forward-looking statements, reflecting management's current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by management's forward-looking statements. These risks and uncertainties include, but are not limited to: decreases in customer demand greater than the company expects may occur as a result of the current credit and economic crisis; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the company's ability to maintain and establish strategic relationships; the effects of competition; customer reaction to the effects of design wins may not be as the company expects; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company's ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company's products and services; the company's ability to compete in those markets based on timeliness, cost and market demand; the benefits of the company's cost-reduction efforts may not be as great as the company expects due to delays in implementing such measures or unforeseen costs and expenses that offset the benefits of such measures; and fluctuations in currency exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained under the caption "Risk Factors" in the company's most recent annual report on Form 10-K, filed with the Securities and Exchange Commission on March 2, 2009. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                        POWER INTEGRATIONS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per-share amounts)

                                         Three Months Ended
                                March 31,     Dec. 31,      March 31,
                                  2009          2008          2008
                              ------------  ------------  ------------
 NET REVENUES                 $     40,289  $     42,417  $     51,840

 COST OF REVENUES                   19,357        23,472        23,718
                              ------------  ------------  ------------

 GROSS PROFIT                       20,932        18,945        28,122
                              ------------  ------------  ------------

 OPERATING EXPENSES:
 Research and development            7,724        14,114         7,752
 Sales and marketing                 6,222        13,569         7,419
 General and administrative          5,682         9,240         5,688
 Impairment of intangibles              --         1,958            --
                              ------------  ------------  ------------
   Total operating expenses         19,628        38,881        20,859
                              ------------  ------------  ------------

 INCOME (LOSS) FROM OPERATIONS       1,305       (19,936)        7,263

 OTHER INCOME, net                     825         1,836         2,012

 INCOME (LOSS) BEFORE
  PROVISION FOR INCOME TAXES         2,129       (18,100)        9,275

 PROVISION FOR INCOME TAXES          1,725         2,553         2,066
                              ------------  ------------  ------------

 NET INCOME (LOSS)            $        404  $    (20,653) $      7,209
                              ============  ============  ============

 EARNINGS PER SHARE:
   Basic                      $       0.01  $      (0.72) $       0.24
                              ============  ============  ============
   Diluted                    $       0.01  $      (0.72) $       0.22
                              ============  ============  ============

 SHARES USED IN PER-SHARE
  CALCULATION:
   Basic                            27,048        28,860        30,222
   Diluted                          28,175        28,860        32,090

 SUPPLEMENTAL INFORMATION:

 Stock-based compensation
  expenses included in:
   Cost of revenues           $        162  $      2,204  $        424
   Research and development          1,836         7,749         1,479
   Sales and marketing                 995         7,992         1,338
   General and administrative          993         4,937           883
                              ------------  ------------  ------------
     Total stock-based
      compensation expense    $      3,986  $     22,882  $      4,124
                              ============  ============  ============

 Operating expenses include
  the following:
   Patent-litigation expenses $        831  $      1,012  $      1,035
                              ============  ============  ============

 REVENUE MIX BY PRODUCT FAMILY
   TOPSwitch                            22%           24%           25%
   TinySwitch                           45%           42%           44%
   LinkSwitch                           31%           32%           29%
   Other                                 2%            2%            2%

 REVENUE MIX BY END MARKET
   Communications                       33%           36%           34%
   Computer                             15%           16%           15%
   Consumer                             34%           31%           34%
   Industrial                           18%           17%           17%

                       POWER INTEGRATIONS, INC.
     RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
               (in thousands, except per-share amounts)

                                             Three Months Ended

                                       March 31,   Dec. 31,  March 31,
                                         2009       2008       2008
                                       ---------  ---------  ---------
 RECONCILIATION OF GROSS PROFIT
 GAAP gross profit                     $  20,932  $  18,945  $  28,122
   GAAP gross profit margin                 52.0%      44.7%      54.2%

 Stock-based compensation expense
  included in cost of revenues               162      2,204        424
                                       ---------  ---------  ---------

 Non-GAAP gross profit                    21,094     21,149     28,546
                                       ---------  ---------  ---------
   Non-GAAP gross profit margin             52.4%      49.9%      55.1%

 RECONCILIATION OF OPERATING EXPENSES
 GAAP operating expenses               $  19,628  $  38,881  $  20,859

 Items excluded from non-GAAP operating
  expenses:

   Stock-based compensation expense
    included in operating expenses:
     Research and development              1,836      7,749      1,479
     Sales and marketing                     995      7,992      1,338
     General and administrative              993      4,937        883
                                       ---------  ---------  ---------
     Total                                 3,824     20,678      3,700
                                       ---------  ---------  ---------

   Impairment of intangibles                  --      1,958         --

 Non-GAAP operating expenses           $  15,803  $  16,245  $  17,159
                                       ---------  ---------  ---------

 RECONCILIATION OF INCOME FROM
  OPERATIONS
 GAAP income from operations           $   1,305  $ (19,936) $   7,263
   GAAP operating margin                     3.2%       N/A       14.0%

   Stock-based compensation included
    in cost of revenues                      162      2,204        424
   Stock-based compensation included
     in operating expenses                 3,824     20,678      3,700
   Impairment of intangibles                  --      1,958         --

 Non-GAAP income from operations           5,291      4,904     11,387
                                       ---------  ---------  ---------
   Non-GAAP operating margin                13.1%      11.6%      22.0%

 RECONCILIATION OF PROVISION FOR
  INCOME TAXES
 GAAP provision for income taxes           1,725      2,553      2,066
   GAAP effective tax rate                  81.0%       N/A       22.3%

 Tax effect of items excluded from
  non-GAAP results                          (450)       429       (752)

 Non-GAAP provision for income taxes       2,175      2,124      2,818
                                       ---------  ---------  ---------
   Non-GAAP effective tax rate              35.6%      31.5%      21.0%

 RECONCILIATION OF NET INCOME PER
  SHARE (DILUTED)
 GAAP net income (loss)                $     404  $ (20,653) $   7,209

 Adjustments to GAAP net income (loss)
   Total stock-based compensation          3,986     22,882      4,124
   Impairment of intangibles                  --      1,958         --
   Tax effect of items excluded from
    non-GAAP results                        (450)       429       (752)

 Non-GAAP net income                   $   3,941  $   4,616  $  10,581
                                       ---------  ---------  ---------

 Average shares outstanding for
  calculation of non-GAAP income per
  share (diluted)                         28,175     29,845     32,090
                                       ---------  ---------  ---------

 Non-GAAP income per share excluding
  stock-based compensation (diluted)   $    0.14  $    0.15  $    0.33
                                       =========  =========  =========

 Note on use of non-GAAP financial measures:

 In addition to the company's consolidated financial statements, which are prepared according to GAAP, the company provides certain non-GAAP financial information that excludes expenses recognized under SFAS
 123R, "Share-based payment," as well as non-recurring, non-cash charges for the write-down of intangible assets.

 The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information.

                       POWER INTEGRATIONS, INC.
                      CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                               March 31,      Dec. 31,
                                                 2009           2008
                                               ---------     ---------
 ASSETS
  CURRENT ASSETS:
   Cash and cash equivalents                   $ 144,566     $ 167,472
   Restricted cash                                   250           250
   Short-term investments                          4,945         6,363
   Accounts receivable                            18,172        13,042
   Inventories                                    28,749        28,468
   Note receivable                                10,000        10,000
   Deferred tax assets                             1,272         1,274
   Prepaid expenses and other current assets       7,838         7,099
                                               ---------     ---------
    Total current assets                         215,792       233,968
                                               ---------     ---------

  PROPERTY AND EQUIPMENT, net                     56,520        56,911
  GOODWILL AND OTHER INTANGIBLE ASSETS             5,460         5,642
  DEFERRED TAX ASSETS                             14,133        15,362
  OTHER ASSETS                                     2,410         1,195
                                               ---------     ---------
    Total assets                               $ 294,315     $ 313,078
                                               =========     =========

 LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
   Accounts payable                            $   8,593     $   9,319
   Accrued payroll and related expenses            4,574        15,947
   Income taxes payable                              556           588
   Deferred income on sales to distributors        6,572         4,798
   Other accrued liabilities                       3,376         2,319
                                               ---------     ---------
    Total current liabilities                     23,671        32,971
                                               ---------     ---------

  LONG-TERM LIABILITIES
   Income taxes payable                           20,705        20,426

    Total liabilities                             44,376        53,397
                                               ---------     ---------

 STOCKHOLDERS' EQUITY:
   Common stock                                       27            28
   Additional paid-in capital                    136,117       145,544
   Cumulative translation adjustment                (104)          (57)
   Retained earnings                             113,899       114,166
                                               ---------     ---------
    Total stockholders' equity                   249,939       259,681
                                               ---------     ---------
    Total liabilities stockholders' equity     $ 294,315     $ 313,078
                                               =========     =========

                        POWER INTEGRATIONS, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (in thousands)

                                                  Three Months Ended
                                               March 31,     March 31,
                                                 2009          2008
                                               ---------     ---------
 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                   $     404     $   7,209
  Adjustments to reconcile net income to net
   cash provided by operating activities
   Depreciation and amortization                   2,496         2,387
   Gain on sale of property, plant and
    equipment                                         --           (15)
   Stock-based compensation expense                3,986         4,131
   Amortization of discount on held-to-
    maturity investments                             (53)         (666)
   Deferred income taxes                           1,232          (479)
   Provision for (reduction in provision for)
     accounts receivable and other allowances        (99)         (109)
   Excess tax benefit from stock options
    exercised                                         (5)         (188)
   Interest on note receivable                        --           (12)
   Tax benefit associated with employee stock
    plans                                             73           558
   Change in operating assets and liabilities:
    Accounts receivable                           (5,031)       (2,966)
    Inventories                                     (250)       (2,164)
    Prepaid expenses and other assets               (728)        1,022
    Accounts payable                                (894)          793
    Taxes payable and other accrued
     liabilities                                  (1,055)         (770)
    Deferred income on sales to distributors       1,774         1,161
                                               ---------     ---------
     Net cash provided by operating activities     1,850         9,892
                                               ---------     ---------

 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment             (1,767)       (2,711)
  Release of restricted cash                          --           950
  Purchases of held-to-maturity investments       (2,755)      (15,854)
  Proceeds from sales of held-to-maturity
   investments                                     3,000        86,371
                                               ---------     ---------
   Net cash provided by (used in) investing
    activities                                    (1,522)       68,756
                                               ---------     ---------

 CASH FLOWS FROM FINANCING ACTIVITIES
  Net proceeds from issuance of common stock       4,117         5,423
  Repurchase of common stock                     (17,635)       (5,516)
  Repurchase of stock options                     (9,048)           --
  Payments of dividends to stockholders             (672)           --
  Excess tax benefit from stock options
   exercised                                           5           188
                                               ---------     ---------
   Net cash provided by (used in) financing
    activities                                   (23,233)           95
                                               ---------     ---------

 NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                    (22,905)       78,743

 CASH AND CASH EQUIVALENTS AT BEGINNING OF
  PERIOD                                         167,472       118,353
                                               ---------     ---------

 CASH AND CASH EQUIVALENTS AT END OF PERIOD    $ 144,567     $ 197,096
                                               =========     =========

 SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
  AND FINANCING ACTIVITIES:
  Unpaid property and equipment, net           $     167     $    (518)
                                               ---------     ---------

 SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION
  Cash paid for interest                       $       3     $      --
                                               ---------     ---------
  Cash paid for income taxes, net of refunds   $     173     $     277
                                               ---------     ---------

CONTACT:  Power Integrations, Inc.
          Joe Shiffler
          (408) 414-8528
          jshiffler@powerint.com